Exhibit 99.2

information

ADIDAS-SALOMON TO COMBINE WITH REEBOK AND CREATE €9 BILLION FOOTPRINT IN GLOBAL ATHLETIC FOOTWEAR, APPAREL AND HARDWARE MARKETS

Transaction Valued at €3.1 billion (U.S. $3.8 billion)

or U.S. $59.00 Per Reebok Share

Accretive to adidas’s Earnings Per Share in the First Full Year After Closing

HERZOGENAURACH and CANTON, MA (August 3, 2005) – adidas-Salomon AG (DAX:ADSG.DE) and Reebok International Ltd. (NYSE:RBK) today announced that their Boards of Directors have unanimously approved a definitive agreement under which adidas-Salomon AG would acquire all of the outstanding shares of Reebok for U.S. $59.00 per share in cash.  The offer price represents a premium of 34.2% over the closing price of Reebok’s stock on August 2, 2005.  The transaction value is approximately €3.1 billion (U.S. $3.8 billion) including the assumption of net cash of €69 million (U.S. $84 million).

The combination of adidas and Reebok accelerates the adidas Group’s strategic intent in the global athletic footwear, apparel and hardware markets.  The new Group will benefit from a more competitive platform worldwide, well-defined and complementary brand identities, a wider range of products, and an even stronger presence across teams, athletes, events and leagues.  The new adidas Group has pro forma aggregate 2004 revenues of €8.9 billion (U.S. $11.1 billion).

“Today’s announcement represents a major strategic milestone for our Group,” said adidas-Salomon Chairman and CEO Herbert Hainer.  “This is a once-in-a-lifetime opportunity to combine two of the most respected and well-known companies in the worldwide sporting goods industry.  adidas-Salomon and Reebok are energetic and growing companies with a shared commitment to innovation, sport performance and sport lifestyle.  Together, we will expand our geographic reach, particularly in North America, and create a footwear, apparel and hardware offering that addresses a broader spectrum of consumers and demographics.  With Reebok, we are advancing our position on the playing field of the sporting goods industry and are improving our financial strength to drive increased shareholder value.”

“We have long respected Paul Fireman and his team for what they have accomplished at Reebok, and we expect them to be an important part of our Group as we bring these two world class organizations together,” Herbert Hainer continued.  “We are pleased to welcome them to the adidas family. Their experiences and insights will play a central role in the continued development of the new Group both in North America and internationally.”

“adidas is the perfect partner for Reebok,” said Paul Fireman, Reebok Chairman and CEO. “With adidas, we are able to offer an enhanced portfolio of global brands that truly addresses the needs of today’s and tomorrow’s consumers.  As an aspirational global sports performance and lifestyle brand, Reebok’s mission is to enroll global youth through sports, music and technology.  This complements adidas’s mission to be the leading sports brand in the world with a focus on performance and international presence.  This transaction provides our shareholders with good value for their shares and our employees with an opportunity for an even more exciting future.  I am thrilled by the opportunity to work with Herbert Hainer and the adidas team in our endeavour to take both brands to the next level.”

Strategic and Financial Benefits of the Transaction

adidas believes that the complementary nature of the two businesses in various geographies, products and consumer segments provides a significant opportunity for increased value creation.  The combination will enable the Group to generate substantial cost savings as well as incremental revenue and profits from more complete coverage of all consumer segments.  Given the solid management teams at both companies, adidas expects to realize the benefits of this transaction quickly and efficiently following the transaction’s close.

Strategic

•                  Extended geographic reach and more balanced sales profile.  Reebok complements adidas’s international profile and enhances adidas’s strong position in North America.  North America represents approximately 50% of the global sporting goods market, and with Reebok, the adidas Group’s North American sales will more than double to €3.1 billion (U.S. $3.9 billion).  In Europe and Asia, adidas enjoys stronger brand recognition, and has significant marketing expertise and insights.  adidas expects to use this expertise to further develop Reebok’s global presence.

•                  World-class and talented employees.  Both adidas-Salomon and Reebok bring an exceptional team of talented and experienced employees to the new group.  As a result of this transaction, Group employees will have even more exciting job opportunities.

•                  Broader portfolio of world-renowned brands.  The combined entity will have a more complete portfolio of brands that caters to a global consumer base.  The portfolio will be anchored by two brands with well-defined identities – adidas, a leader in sports performance with a European heritage, and Reebok, an American leader in sports and lifestyle products.  With its broad portfolio of brands, including adidas, Reebok, TaylorMade, Rockport, Greg Norman Collection, MAXFLI, CCM, Jofa and Koho, the adidas Group will be able to offer footwear, apparel and hardware products based on cutting-edge technology, trend-setting street wear and classic design.

•                  A more complete product offering in key sports categories.  The new adidas Group will have a stronger presence in American sports and a complete product offering that addresses key sports categories, including soccer, basketball, running, American football, hockey, tennis, training, outdoor and golf.

•                  Stronger presence across teams, athletes, events and leagues.  adidas expects that the combined Group’s strong presence across teams, athletes, events and leagues will enable it to substantially increase the worldwide visibility of its brands.  The Group’s endorsement contracts will include many of the world’s elite teams, such as Real Madrid, Milan AC, Bayern Munich and Liverpool FC, and athletes, such as David Beckham, Tracy McGrady, Yao Ming and Allen Iverson, as well as high-profile global events, such as the 2006 FIFA World CupTM and the Beijing 2008 Olympics.  The Group will also have licensing relationships with the UEFA Champions LeagueTM, more than twenty National Olympic Committees and five premier sporting leagues – the NFL, NBA, NHL, MLB and MLS.

•                  Enhanced R&D capabilities and cutting-edge technology.  adidas is an award winning technology leader in the industry with the adidas innovation team having developed cutting-edge technologies, such as adidas_1, the first “intelligent running shoe,” ClimaCool TM and a3®.  Reebok also has a very talented group of experienced research and development professionals who have developed a distinguished portfolio of breakthrough product innovations, including the Pump 2.0 and DMX.  By harnessing both companies’ R&D expertise, the new adidas Group expects to accelerate new product introductions in footwear, apparel and hardware to help drive increased brand awareness and consumer demand across all brands.

Financial

•                  Accretive to earnings.  adidas expects the transaction to be accretive to the Group’s earnings per share in the first full year after closing.

•                  Return in excess of cost of capital.  The transaction is expected to generate a return in excess of cost of capital in the third full year after closing.

•                  Strong operating cash flow.  With aggregate 2004 pro forma cash flow of approximately €671 million (U.S. $835 million), adidas expects the combined Group’s financial strength to enable it to reduce debt and continue funding the Group’s established growth initiatives.

•                  Substantial operational synergies.  adidas expects to achieve approximately €125 million (U.S. $150 million) of annual cost savings by the third year after closing. In addition, the Group expects incremental revenue and profits from more complete coverage of all consumer segments.

Financing and Capital Structure

adidas-Salomon AG intends to finance the acquisition through a combination of debt and equity, with the objective of maintaining a strong investment grade profile.

Management and Headquarters

The structure of the combined Group has been agreed to secure a rapid delivery of the strategic and financial benefits created by the transaction.  adidas will maintain its corporate headquarters in Herzogenaurach and its North American adidas headquarters in Portland, Oregon.  Mr. Fireman will remain as Chief Executive Officer of Reebok International Ltd. and will continue to lead the Reebok team.  Reebok will continue to operate under its name and will retain its headquarters in Canton, Massachusetts.  This transaction is about growing the combined entity, and adidas-Salomon does not anticipate significant workforce reductions.

Approvals and Timing

The transaction is subject to customary closing conditions and regulatory approvals as well as approval by Reebok shareholders.  Paul and Phyllis Fireman collectively own approximately 17% of Reebok’s outstanding shares and have agreed to vote their shares in favor of the transaction.  The companies believe that the transaction will close in the first half of 2006.

Advisors

In connection with the transaction, Merrill Lynch is acting as financial advisor to adidas-Salomon AG, and an international legal team led by Simpson Thacher & Bartlett LLP assisted by Beiten Burkhardt, Eversheds LLP and Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal counsel.  Credit Suisse First Boston LLC is acting as financial advisor to Reebok, and Ropes & Gray LLP and Latham & Watkins LLP are serving as legal counsel.

About adidas-Salomon AG

Based in Herzogenaurach, Germany, adidas-Salomon is the second largest sporting goods company in the world with its core brands adidas and TaylorMade–adidas Golf.  Excluding the Salomon business segment, which is planned for divestiture at the end of September, the adidas Group had 14,217 employees and reached sales of €5.9 billion in 2004.  The Group’s net income attributable to shareholders from continuing and discontinued operations reached €314 million in 2004.

About Reebok International Ltd.

Reebok International Ltd. (NYSE: RBK), headquartered in Canton, MA, is a leading worldwide designer, marketer and distributor of sports, fitness and casual footwear, apparel and equipment under the Reebok, Rockport, CCM, Jofa, Koho and Greg Norman brands.  Sales for 2004 totaled approximately $3.8 billion.  Reebok can be accessed on the World Wide Web at www.reebok.com.

Forward-Looking Statements

The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of adidas-Salomon’s and Reebok’s operations and financial results, the markets for adidas’s and Reebok’s products, the future development of adidas’s and Reebok’s businesses, and the contingencies and uncertainties to which adidas and Reebok may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on adidas and Reebok may not be those anticipated by management.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Risks and uncertainties include, without limitation, the following: international, national and local general economic and market conditions; unanticipated shifts in consumer preferences in athletic footwear, apparel and hardware;

competition; the ability to maintain advantageous licenses with our licensors; risks associated with our international sales, distribution and manufacturing; increases in raw material prices; our ability to manage and forecast our growth and inventories; the loss of significant customers and suppliers; the effect of currency fluctuations; responsiveness to existing and new products and distribution channels; the ability to achieve the cost savings and synergies contemplated by the proposed merger; the effect of regulatory conditions, if any, imposed by regulatory agencies; the reaction of Reebok’s and adidas’s customers and suppliers to the transaction; the ability to promptly and effectively integrate the businesses of Reebok and adidas; diversion of management time on merger-related issues; and increased exposure to exchange rate fluctuations.

Neither adidas nor Reebok undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information

This communication is being made in respect of the proposed merger involving adidas and Reebok.  In connection with the proposed merger, will be filing a proxy statement for the stockholders of Reebok and other documents regarding the proposed transaction, with the U.S. Securities and Exchange Commission (“SEC”).  Before making any voting or investment decision, Reebok’s stockholders and investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction.  The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s website, www.sec.gov.  Stockholders and investors in Reebok will also be able to obtain the proxy statement and other documents free of charge by directing their requests to: Office of Investor Relations, Reebok International Ltd., 1895 J.W. Foster Boulevard, Canton, MA 02021.

Reebok and its directors, executive officers and other members of management may be deemed to participate in the solicitation of proxies in respect of the proposed transactions.  Information regarding Reebok’s directors and executive officers is available in Reebok’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on March 8, 2005.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Teleconference and Webcast

adidas will host a teleconference and webcast for investors, analysts and media at 10:30 a.m. CET today.  Interested parties who would like to participate by phone may call +44 (0)207 365 1849 and +1-718-354-1172 (U.S.).  Ask to be connected to the adidas teleconference.  The teleconference will also be simultaneously webcast at www.pressnews.net/adidasgroup/.

Following the teleconference, an audio replay will be available for 28 days.  Callers should dial +44 (0)20 7784 1024.  U.S. callers should dial +1-718-354-1112.  The conference replay code is 6113426.  The replay may also be accessed on www.adidas-Salomon.com.

U.S. Teleconference and Webcast

adidas and Reebok will also host a teleconference and webcast at 9:30 a.m. EDT (3:30 p.m. CET) for U.S. analysts and investors.  The call may be accessed at +1-718-354-1152 (U.S.) and +44 (0)20 7784 1004 and will be simultaneously webcast at www.pressnews.net/adidasgroup/.

Following the call, an audio replay will be available for 28 days.  Callers should dial +44 (0)20 7784 1024.  U.S. callers should dial +1 718 354 1112.  The conference replay code is 4861276.  The replay may also be accessed on www.adidas-Salomon.com.

Media Teleconference and Webcast

adidas and Reebok will also host a media teleconference and webcast at 5:30 p.m. CET (11:30 a.m. EDT).  The call may be accessed at +44(0)20 7365 1850 and +1 718 354 1172(U.S.) and will be simultaneously webcast at www.pressnews.net/adidasgroup/.

Following the call, an audio replay will be available for 28 days.  Callers should dial +44(0)20 7784 1024.  U.S. callers should dial +1 718 354 1112.  The conference replay code is 4942815.  The replay may also be accessed on www.adidas-Salomon.com.

Satellite Uplink for B-Roll

August 3, 2005	August 3, 2005	August 3, 2005	August 3, 2005	August 3, 2005

0700-0715 GMT	0800-0915 GMT	0930-1015 GMT	1100-1145 GMT	1930-2015 GMT

TransAtlantic Satellite:

AB1 TXP-D5 CH-C (14142.75 Y / 11592.75 H), Symbol rate: 6.1113 Msymb, FEC: 3/4, NDS 4:2:0, PAL, Clear

US Domsat (analogue):

IAC6/14 (Telstar 6C/14) 6.2 6.8 (d/l: 3980 H), NTSC

US Domsat (digital):

GA11 (K11)/06D (14106.5 H / 11806.5 V), 6.1113, FEC: 3/4, PowerVu, NTSC, Clear

If you have any technical questions or problems with the satellite feed for the B-Roll, please call Globecast UK at +44 20 7753 3630.

Logos and executive bios and photos for both companies can be downloaded from www.pressnews.net/adidasgroup.

adidas-Salomon AG Contacts:

Media Relations	Investor Relations
Jan Runau	Natalie M. Knight
Head of Corporate PR	Head of Investor Relations
Tel.: +49 (0) 9132 84-3830	Tel.: +49 (0) 9132 84-3584

Anne Putz	Hendric Junker (-4989)
Corporate PR Manager	Investor Relations Manager
Tel.: +49 (0) 9132 84-2964	Tel.: +49 (0) 9132 84-4989

Media Hotline	Sebastian Steffen
Tel.: +44 (0) 207 614-2900	Investor Relations Manager
Tel.: +49 (0) 9132 84-3824

Reebok International Ltd. Contacts:

Media Relations	Investor Relations
Denise Kaigler	Neil Kerman
Senior Vice President and Chief Communications Officer	Vice President, Corporate Finance
denise.kaigler@reebok.com	neil.kerman@reebok.com
Tel.: 781-401-7869	Tel.: 781-401-7152

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